UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                          FILED BY THE REGISTRANT [X]
                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[ ]  PRELIMINARY INFORMATION STATEMENT

[X]  DEFINITIVE INFORMATION STATEMENT

[ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
     ONLY (AS PERMITTED BY RULE 14x-5(d)(2)


                       MEDICAL CONNECTIONS HOLDINGS, INC.
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)    TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
     (2)    AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
     (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

     (4)    PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
     (5)    TOTAL FEE PAID:

[ ]  FEE PREVIOUSLY PAID WITH PRELIMINARY MATERIALS.

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

     (1)    AMOUNT PREVIOUSLY PAID:
     (2)    FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
     (3)    FILING PARTY:
     (4)    DATE FILED:

                       MEDICAL CONNECTIONS HOLDINGS, INC.
                           2300 Glades Road Suite 202E
                            Boca Raton, Florida 33431

To the Stockholders of Medical Connections Holdings, Inc.

         Medical Connections Holdings, Inc., a Florida corporation, (the "Company") has obtained the written consent of the stockholders holding a majority of the outstanding voting rights of the Company on September 30, 2007 (the "Consent"). The Consent provides that:

         1. The Certificate of Incorporation of the Company shall be amended to provide for the issuance of 75 million shares of capital stock including 5 million (5,000,000) shares of preferred stock (which has been previously authorized) and 70 million (70,000,000) shares of common stock, $.001 par value.

         The accompanying Information Statement is being provided to you for your information to comply with requirements of the Securities and Exchange Act of 1934. The Information Statement also constitutes notice of corporate action without a meeting by less than unanimous consent, but by the holders owning a majority of the outstanding voting securities, pursuant to Title XXXVI Section
607.0704 of the Florida Statutes. The number of votes cast in favor of the amendment was sufficient for approval. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Amended Certificate of Incorporation, and the increase in the number of authorized shares of capital stock.

         No meeting of the Company's stockholders will be held or proxies requested for these matters since they have already been approved by the requisite written consent of the holders of a majority of its issued and outstanding capital stock.

         Under the rules of the Securities and Exchange Commission, the Amended Certificate of Incorporation, cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.

                                              By order of the Board of Directors


                                              /s/ JOSEPH AZZATA
                                              ----------------------------------
                                              JOSEPH AZZATA, CEO

                       MEDICAL CONNECTIONS HOLDINGS, INC.
                           2300 Glades Road Suite 202E
                            Boca Raton, Florida 33431

                  INFORMATION STATEMENT PURSUANT TO SECTION 14C
                     OF THE SECURITIES EXCHANGE ACT OF 1934

               --------------------------------------------------

         This information statement is being mailed on or about November 26, 2007 to the holders of record at the close of business on November 19, 2007 of the shares of common stock, par value $0.001 per share (the "Shares"), of Medical Connections Holdings, Inc., a Florida corporation, (the "Company"). You are receiving this information statement in connection with a proposed amendment (the "Proposed Amendment") to the Certificate of Incorporation of the Company (the "Certificate of Incorporation") that would:

         1. Increase the number of authorized shares of capital stock from 30,000,000 to 75,000,000.

GENERAL

         The Company's current Articles of Incorporation provide for an authorized capitalization consisting of thirty million (30,000,000) shares; consisting of twenty five million (25,000,000) shares of common stock, $.001 par value and 5 million (5,000,000) shares of preferred stock. We have authorized the issuance of 1,000,000 shares of our Series A preferred Shares and one million (1,000,000) shares of our Series B preferred shares. As of September 30, 2007, there were 13,044,263 outstanding shares of common stock, 165,573 outstanding shares of our Series A preferred shares and 1,000,000 outstanding shares of our Series B preferred shares. Series A preferred shares may convert into 19 shares of our common stock. Holders of Series B preferred shares have ten (10) votes per share on any matters which are brought to a vote of our shareholders. Mr. Nicolosi and Mr. Azzata, our president and chief executive officer respectively, each own 500,000 shares of our Series B preferred shares and have voted their Series B preferred Shares, together with a total of 6,579,000 shares of common stock which they own (in total) in favor of the amendment.

         1.  REASONS FOR THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES

         In the judgment of the Board of Directors, the reason for the increase in the number of authorized shares of capital stock, and more specifically an increase in the number of authorized shares of common stock from 25 million to 70 million shares, will provide the Company with greater flexibility with respect to its capital structure and future financing opportunities. By increasing the number of authorized shares of common stock to 70 million shares, the Company will be able to respond to potential business and financing opportunities and pursue important objectives that may present themselves. Accordingly, our Board of Directors believes it is in our best interests to effectuate this recapitalization whereby the number of unissued and available authorized shares of common stock shall be increased as described above. Our Board of Directors believe that an increase in our authorized capital stock will provide us with the flexibility to issue common stock for proper corporate purposes that may be identified by our Board of Directors from time to time, such as stock dividends (including stock splits in the form of stock dividends), financings, acquisitions, or strategic business relationships.

         Increasing the number of shares of common stock which we are authorized to issue will give our Board of Directors greater flexibility if and when additional shares of common stock are issued. Additional shares of common stock will be available for issuance without further action by our stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded.

         Actions by Written Consent of Stockholders. Florida law provides that, unless the articles/certificate of incorporation provide otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing. In addition, Florida law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing. Our Bylaws provide that stockholder action by written consent is permitted.

POTENTIAL RISKS WITH RESPECT TO THE PROPOSED INCREASE IN AUTHORIZED SHARES

          The issuance of additional shares of our common stock will have a dilutive effect. Except as prescribed by statute, our Board of Directors will have the sole authority to issue additional shares of our Common Stock. The issuance of additional shares of Common Stock will likely have a dilutive effect on your share holdings.

         There can be no assurance that the bid price of our Common Stock will continue at a level in proportion to any additional shares of Common Stock which may be issued by our Board of Directors. Nor can there be any assurance that our ability to issue additional shares of Common Stock will permit us to facilitate future fundings or acquisitions. The market price of our Common Stock will also be based on our financial performance, market condition, the market perception of our future prospects and the Company's industry as a whole, as well as other factors, many of which are unrelated to the authorization of the Preferred Shares.

         With the exception of the increase in the number of authorized shares, it is not anticipated that our financial condition, the percentage ownership of management, the number of shareholders, or any aspect of our business will materially change, solely as a result of increasing the amount of our authorized shares.

         The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements.

         2.  EFFECTIVENESS OF THE AMENDMENT TO OUR ARTICLES OF INCORPORATION

         The amendment to our certificate of incorporation will become effective upon the filing with the Secretary of State of the State of Florida of the Certificate of Amendment to the Articles of Incorporation (attached hereto as Exhibit "A"). It is expected that such filing will take place 20 calendar days after the mailing of this Information Statement.

3.  APPROVAL OF PROPOSED AMENDMENT.

          Under Florida law, the Proposed Amendment must be approved in writing by the holders of at least a majority of the voting stock of the Company. The persons listed in paragraph 5(a) below represent approximately 71.8% of the outstanding voting rights Shares, and have consented in writing to the Proposed Amendment. The proposed amendment, therefore, has been approved by the stockholders owning a majority of the securities entitled to vote on such matters. The number of votes in favor of the amendment was sufficient for approval. As a result of the foregoing, and effective on filing with the Florida Secretary of State, the Company will be authorized to increase the number of authorized shares of from 30 million to 75 million.

         Because the Proposed Amendment already has been approved, you are not required to take any action at this time. This Information Statement is your notice that the Company's Articles of Incorporation will be amended to provide for an increase in the number of authorized shares of common stock.

         4.  SHARE CERTIFICATES.

         The amendment to our Articles of Incorporation will not require you to take any action with respect to your current stock certificate and will in no way affect the validity of your current share certificates.

         5.  OUTSTANDING VOTING SECURITIES.

         At the close of business on September 30, 2007 there were 13,044,263 shares of common stock outstanding and 1,000,0000 shares of Series B preferred. Holders of our Common Stock are entitled to cast one vote fore each share of Common Stock while holders of our Series B Preferred Shares are entitled to 10 votes per share on all matters brought to a vote of the holders of our capital stock. The Common Shares and the Series B Preferred Shares constitute the only voting securities of the Company.

(a)      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

                                                          TYPE OF
TITLE OF        NAME AND ADDRESS                          BENEFICIAL      PERCENT OF    PERCENT OF
CLASS           BENEFICIAL OWNER          NO OF SHARE     OWNERSHIP       CLASS         VOTING CLASS
--------        ----------------          -----------     ----------      ----------    -------------
C/S              Joseph Azzata             3,289,500      Direct           25.2%           14.2%
                 2300 Glades Road
                 Suite 202 E
                 Boca Raton, Fl 33432

C/S              Anthony Nicolosi          3,289,500      Direct           25.2%           14.2%
                 2300 Glades Road
                 Suite 202 E
                 Boca Raton, Fl 33432
Series B
Preferred        Anthony Nicolosi            500,000      Direct           50%             21.7%

Series B
Preferred        Joseph Azzata               500,000      Direct           50%             21.7%

------------------------------------------------------------------------------------------------------

TOTAL                                                                                      71.8%

         6. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


         7. UNDER FLORIDA LAW, YOU ARE NOT ENTITLED TO DISSENTERS RIGHTS.





                                              /s/ JOSEPH AZZATA
                                              ----------------------------------
                                              JOSEPH AZZATA, CEO

EXHIBIT A

                        CERTIFICATE OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                       MEDICAL CONNECTIONS HOLDINGS, INC.



         The undersigned, being the President of, MEDICAL CONNECTIONS HOLDINGS, INC. (the "Company") and being duly authorized by the Board of Directors hereby certifies that:

         FIRST: Article 4.1 of the Articles of Incorporation is hereby amended to read as follows:

         4.1 Authorized Shares: The total number of shares of capital stock that the Corporation has the authority to issue is 75,000,000 (75 million) shares; consisting of 70,000,000 (70 million) shares of common stock $.001 par value and 5,000,000 (five million) shares of preferred stock, $.001 par value.

             The foregoing amendment was authorized and adopted by resolution of the Board of Directors and approved by the shareholders owning a majority of the outstanding voting securities pursuant to a written consent of the shareholders in lieu of a meeting on September 30, 2007. The number of votes cast by the shareholders for approval of the amendment was sufficient for approval.

             IN WITNESS WHEREOF the undersigned hereby submits this Certificate of Amendment to the Articles of Incorporation and affirms the same as true under penalties of perjury this ____ day of ________________ ,2007.

------------------------------------

ANTHONY NICOLOSI, President/Director